Exhibit 7.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

GLAS TRUST COMPANY LLC

(Exact name of trustee as specified in its charter)

A New Hampshire Limited Liability Company	81-4468886
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

3 Second Street, Suite 206 Jersey City, New Jersey	07311
(Address of principal executive offices)	(Zip code)

GLAS AMERICAS LLC

3 Second Street, Suite 206

New Jersey, NJ 07311

(201) 839-2200

(Name, address and telephone number of agent for service)

HEXO CORP.

(Exact name of obligor as specified in its charter)

Ontario, Canada	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3000 Solandt Road Ottawa, Ontario Canada	K2K 2X2
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

Item	1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

State of New Hampshire-Office of the Bank Commissioner

Concord, NH

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee. Not applicable.

Item 16.    List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Limited Liability Company Agreement of the trustee now in effect. *

Exhibit 2.	A copy of the State of New Hampshire – Office of the Bank Commissioner Certificate to Conduct Business for GLAS TRUST COMPANY LLC, dated February 23, 2017 *

Exhibit 3.	A copy of the State of New Hampshire Certificate to Exercise Corporate Trust Powers for GLAS TRUST COMPANY LLC, dtd. February 12, 2016. *

Exhibit 4.	Copy of By-laws of the trustee as now in effect. *

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest State of New Hampshire Call Report with Attestation of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing F-10/A dated May 10, 2019 of file number 333-230692.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, GLAS Trust Company LLC , a New Hampshire Limited Liability Company organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jersey City and State of New Jersey on the 25th day of May 2021.

GLAS TRUST COMPANY LLC

/s/ Lisha John
Lisha John
Vice President

EXHIBIT 6

May 25, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

GLAS TRUST COMPANY LLC

/s/ Lisha John
Lisha John
Vice President